UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2007

WEINGARTEN REALTY INVESTORS
(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 866-6000

Not applicable
(Former name or former address, if changed since last report)

Item 4.  Change in Certifying Accountant

On April 13, 2007 the Savings and Investment Plan for Employees of Weingarten Realty (the “Plan”) informed BDO Seidman, LLP (“BDO”) that they would no longer be retained as the auditors for the Plan.  Calvetti, Ferguson & Wagner, P.C. (“CFW”) have been selected as the auditors for the Plan pending board approval.

The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by BDO.

During the two most recent fiscal years, the reports of BDO with respect to the Plan have not contained an adverse opinion or disclaimer of opinion, nor have they been qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Plan’s two most recent fiscal years, and any subsequent interim period prior to termination of the client-auditor relationship with BDO, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

During the Plan’s two most recent fiscal years and any subsequent interim period prior to termination of the client-auditor relationship with BDO, neither the Plan nor anyone acting on behalf of the Plan consulted CFW about any matter that was either the subject of a disagreement or any other matter, including any “reportable event” (as defined in applicable regulations of the Securities and Exchange Commission), the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements. Consequently, no written report to the Plan or oral advice was provided by CFW which that firm concluded was an important factor considered by the Plan in reaching a decision as to an accounting, auditing or financial reporting issue.

The Plan provided BDO with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (“Commission”). The Plan requested that BDO furnish the Plan with a letter addressed to the Securities and Exchange Commission stating that BDO agrees with the above statements. A copy of BDO’s letter, dated April 19, 2007, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits

(D) Exhibits

16.1	Letter from BDO Seidman, LLP to the SEC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2007

WEINGARTEN REALTY INVESTORS

By: /s/ Joe D. Shafer
Joe D. Shafer
Vice President/Chief Accounting Officer